                                                                   EXHIBIT 99.2



CONTACT:   John Gappa
           Senior Vice President and CFO
           Universal Hospital Services, Inc.
           (952) 893-3292


       UNIVERSAL HOSPITAL SERVICES, INC. ANNOUNCES THIRD QUARTER EARNINGS,
        EXPANSION OF BANK LINE AND ACQUISITION OF NARCO MEDICAL SERVICES.

Bloomington, Minnesota, October 26, 2001/PR Newswire - Universal Hospital Services, Inc., ("UHS") today announced financial results for the third quarter ended September 30, 2001.

Equipment outsourcing revenues were $26.9 million for the third quarter of 2001, representing a $3.7 million or 16.3% increase from equipment outsourcing revenues of $23.2 million for the same period of 2000. For the first nine months of 2001, equipment outsourcing revenues were $81.7 million, representing a $12.7 million, or 18.4% increase from equipment outsourcing revenues of $69.0 million for the same period of 2000.

Total revenues were $30.1 million for the third quarter of 2001, representing a $4.0 million or 15.3% increase from total revenues of $26.1 million for the same period of 2000. For the first nine months of 2001, total revenues were $91.0 million, representing a $13.0 million, or 16.6% increase from total revenues of $78.0 million for the same period of 2000.

Earnings before interest, taxes, depreciation, and amortization ("EBITDA"), for the third quarter of 2001 was $12.0 million, representing a $1.8 million, or 17.7%, increase from $10.2 million for the same period of 2000. For the first nine months of 2001, EBITDA was $35.9 million, representing a $4.8 million, or 15.5%, increase from $31.1 million for the same period of 2000. For the third quarter of 2001 EBITDA as a percentage of total revenue increased to 40.0% from 39.1% for the same period of 2000. For the first nine months of 2001, EBITDA as a percentage of total revenue decreased to 39.4% from 39.8% for the same period of 2000. EBITDA decreased as a percentage of total revenue for the first nine months due to an expense related to additional retirement benefits of $1.6 million, which included $1.2 million of non-cash stock compensation expense.

Adjusted EBITDA, which reflects EBITDA adjusted to exclude management fees paid to J.W. Childs Associates, L.P., was $12.1 million for the third quarter 2001, representing a $1.8 million, or 17.4% increase from $10.3 million for the corresponding period in 2000. For the first nine months of 2001, adjusted EBITDA, which also excludes additional retirement expenses incurred in the second quarter, was $37.6 million, representing a $6.3 million, or 20.3% increase from $31.3 million for the same period of 2000. For the third quarter of 2001, adjusted EBITDA as a percentage of total revenue increased to 40.1% from 39.4% for the same period of 2000. For the first nine months of 2001, adjusted EBITDA as a percentage of total revenue increased to 41.4% from 40.1% for the same period of 2000.

We experienced continued growth in our core outsourcing revenue during the three months ended September 30, 2001, which was aided by the partial implementation of five AMPP contracts executed earlier this year. On October 25, 2001, we completed the approximately $8.1 million acquisition of Narco Medical Services. In connection with the acquisition of Narco Medical Services, we expanded our credit facility from $77.5 million to $87.5 million. In November, we also will be opening our 62nd full service district office in Birmingham, Alabama.

We will conduct a conference call regarding the Third Quarter 2001 Results on Monday, October 29th at 10:00 AM CST. To participate, you may call 1-800-245-9658 and indicate you would like to join in the UHS Quarter End call with David Dovenberg as the leader. A taped replay of this call will be available from 1:00 PM CST on October 29th until 5:00 PM CST on November 5th. The "Instant Replay" number is: 1-800-839-6713, confirmation # 4609070.

Based in Bloomington, Minnesota, Universal Hospital Services is a leading nationwide provider of movable medical equipment to more than 5,200 acute care hospitals and alternate site providers through its equipment outsourcing programs. These programs provide a comprehensive range of support services, including equipment delivery, training, technical and educational support, inspection, maintenance and complete documentation. Universal Hospital Services currently operates through 61 district offices and 12 regional service centers, serving customers in 50 states and the District of Columbia.

Universal Hospital Services, Inc.
3800 W. 80th Street, Suite 1250
Bloomington, MN  55431-4442
952-893-3200
www.uhs.com

                             * * * * * * * * * * * *


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: We believe statements in this release looking forward in time involve risks and uncertainties. The following factors, among others, could adversely effect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: the Company's history of net losses and substantial interest expense since its 1998 recapitalization; the Company's need for substantial cash to operate and expand its business as planned; the Company's substantial outstanding debt and high degree of leverage and the continued availability, terms and deployment of capital, including the Company's ability to service or refinance debt; restrictions imposed by the terms of the Company's debt; the Company's ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the Company's relationships with certain key suppliers and any adverse developments concerning these suppliers; the Company's ability to renew contracts with group purchasing organizations; the Company's ability to acquire adequate insurance to cover claims; adverse regulatory developments affecting, among other things, the ability of our customers to obtain reimbursement of payments made to the Company; changes and trends in customer preferences, including increased purchasing of movable medical equipment; difficulties or delays in our continued expansion into certain markets and developments of new markets; additional credit risks in increasing business with home care providers and nursing homes; consolidations in the healthcare industry; unanticipated costs or difficulties or delays in implementing the components of our strategy and plan and possible adverse consequences relating to our ability to successfully integrate recent acquisitions; effect of and changes in economic conditions, including inflation and monetary conditions; actions by competitors; and the availability of and ability to retain qualified personnel. These and other risk factors are detailed in the Company's Securities and Exchange Commission filings.

                        UNIVERSAL HOSPITAL SERVICES, INC.
                                 BALANCE SHEETS
          (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE INFORMATION)

                                                            ASSETS

                                                                                         SEPTEMBER 30,            DECEMBER 31,
                                                                                              2001                    2000
                                                                                        --------------           -------------
                                                                                         (unaudited)
Current assets:

        Accounts receivable, less allowance for doubtful accounts of $1,850
             at September 30, 2001 and $1,625 at December 31, 2000.                          $ 28,029               $ 26,998
        Inventories                                                                             2,219                  2,767
        Deferred income taxes                                                                   1,720                  1,593
        Other current assets                                                                    1,261                    839
                                                                                         -------------            -----------
             Total current assets                                                              33,229                 32,197

Property and equipment, net:

        Movable medical equipment, net                                                        104,325                 99,149
        Property and office equipment, net                                                      5,369                  5,014
                                                                                         -------------            -----------
             Total property and equipment, net                                                109,694                104,163

Intangible assets:

        Goodwill, net                                                                          35,157                 37,204
        Other, primarily deferred financing costs, net                                          6,532                  6,506
                                                                                         -------------            -----------
             Total assets                                                                   $ 184,612              $ 180,070
                                                                                         =============            ===========

                                          LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities:

        Current portion of long-term debt                                                   $     302              $     255
        Accounts payable                                                                       12,075                 10,895
        Accrued compensation and pension                                                        5,876                  4,333
        Accrued interest                                                                        1,187                  5,442
        Other accrued expenses                                                                  1,518                  1,233
        Bank overdrafts                                                                         1,348                    461
                                                                                         -------------            -----------
             Total current liabilities                                                         22,306                 22,619

Long-term debt, less current portion                                                          198,659                193,353
Deferred compensation and pension                                                               3,003                  2,588
Deferred income taxes                                                                           1,720                  1,593

Series B, 13% Cumulative Accruing Pay-In-Kind Stock, $0.01 par value; 25,000 shares authorized, 6,246 shares issued and outstanding at September 30, 2001 and December 31, 2000, net of unamortized discount, including accrued stock
    dividends                                                                                   8,042                  7,236

Common stock subject to put                                                                     3,909

Commitments and contingencies

Shareholders' deficiency:

        Common Stock, $0.01 par value; 50,000,000 shares authorized, 16,107,214 and 16,089,214 shares issued and outstanding at
             September 30, 2001 and December 31, 2000, respectively                               161                    161
        Additional paid-in capital                                                                898                  2,335
        Accumulated deficit                                                                   (53,029)               (49,815)
        Deferred compensation                                                                  (1,057)
                                                                                         -------------            -----------
             Total shareholders' deficiency                                                   (53,027)               (47,319)
                                                                                         -------------            -----------
             Total liabilities and shareholders' deficiency                                 $ 184,612              $ 180,070
                                                                                         =============            ===========

                        UNIVERSAL HOSPITAL SERVICES, INC.
                         CONDENSED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                                --------------------------------   -------------------------------
                                                                   2001                  2000         2001                 2000
                                                                ----------            ----------   ----------           ----------
Revenues:

     Equipment outsourcing                                      $   26,937            $   23,170   $   81,668           $   68,987
     Sales of supplies and equipment, and other                      3,163                 2,929        9,293                9,057
                                                                ----------            ----------   ----------           ----------
          Total revenues                                            30,100                26,099       90,961               78,044

Costs of equipment outsourcing and sales:

     Cost of equipment outsourcing                                   8,267                 6,418       23,844               18,902
     Movable medical equipment depreciation                          6,587                 5,825       19,239               16,417
     Cost of supplies and equipment sales                            1,860                 1,983        5,578                6,296
                                                                ----------            ----------   ----------           ----------
          Total costs of equipment outsourcing and sales            16,714                14,226       48,661               41,615
                                                                ----------            ----------   ----------           ----------

Gross profit                                                        13,386                11,873       42,300               36,429

Selling, general and administrative:

     Selling, general and administrative,
        excluding additional retirement benefits                     9,323                 8,932       28,242               25,944
     Additional retirement benefits including $1.2 million of
        non-cash stock compensation                                                                     1,553
                                                                ----------            ----------   ----------           ----------
          Total selling, general and administrative                  9,323                 8,932       29,795               25,944

Operating income                                                     4,063                 2,941       12,505               10,485

Interest expense                                                     4,794                 5,174       14,898               15,396
                                                                ----------            ----------   ----------           ----------

Loss before income taxes                                              (731)               (2,233)      (2,393)              (4,911)

Provision (benefit) for income taxes                                    14                   (72)          42                 (163)
                                                                ----------            ----------   ----------           ----------

Net loss                                                              (745)               (2,161)      (2,435)              (4,748)
Accrued dividends on preferred stock                                  (230)                 (230)        (778)                (689)
                                                                ----------            ----------   ----------           ----------
Net loss applicable to common shareholders                      $     (975)           $   (2,391)  $   (3,213)          $   (5,437)
                                                                ==========            ==========   ==========           ==========

Net loss per share applicable to common shareholders:(1)
     Basic                                                      $    (0.09)           $    (0.21)  $    (0.29)          $    (0.48)
     Diluted                                                    $    (0.09)           $    (0.21)  $    (0.29)          $    (0.48)

Weighted average common shares outstanding:(1)
     Basic                                                          11,275                11,265       11,266               11,260
     Diluted                                                        11,275                11,265       11,266               11,260

Additional information
     EBITDA                                                     $   12,026            $   10,218   $   35,872           $   31,057
     EBITDA as a percentage of total revenue                          40.0%                 39.1%        39.4%                39.8%
     Adjusted EBITDA                                            $   12,082            $   10,291   $   37,630           $   31,276
     Adjusted EBITDA as a percentage of total revenue                 40.1%                 39.4%        41.4%                40.1%

     Movable medical equipment (units at end of period)                                               110,000               99,000
     Offices (at end of period)                                                                            61                   57
     Number of hospital customers (at end of period)                                                    2,520                2,500
     Number of total customers (at end of period)                                                       5,265                5,210
     Number of AMPP accounts (at end of period)                                                            24                   18

(1) Reflects a .7 reverse stock split effective October 5, 2001. All share information has been retroactively restated to reflect the stock split.

                                                                                  PERCENT OF TOTAL REVENUES

                                                             THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                                2001                  2000          2001                  2000
                                                             ----------            ----------    ----------            ----------
Revenues:

    Equipment outsourcing                                          89.5%                 88.8%         89.8%                 88.4%
    Sales of supplies and equipment, and other                     10.5%                 11.2%         10.2%                 11.6%
                                                             ----------            ----------    ----------            ----------
       Total revenues                                             100.0%                100.0%        100.0%                100.0%

Costs of equipment outsourcing and sales:

    Cost of equipment outsourcing                                  27.4%                 24.6%         26.2%                 24.2%
    Movable medical equipment depreciation                         21.9%                 22.3%         21.2%                 21.0%
    Cost of supplies and equipment sales                            6.2%                  7.6%          6.1%                  8.1%
                                                             ----------            ----------    ----------            ----------
       Total costs of equipment outsourcing and sales              55.5%                 54.5%         53.5%                 53.3%
                                                             ----------            ----------    ----------            ----------

Gross profit                                                       44.5%                 45.5%         46.5%                 46.7%

Selling, general and administrative

    Selling, general and administrative,
       excluding additional retirement benefits                    31.0%                 34.2%         31.1%                 33.3%
    Additional retirement benefits including
       $1.2 million of non-cash stock compensation                  0.0%                  0.0%          1.7%                  0.0%
                                                             ----------            ----------    ----------            ----------
         Total selling, general and administrative                 31.0%                 34.2%         32.8%                 33.3%

Operating income                                                   13.5%                 11.3%         13.7%                 13.4%

Interest expense                                                   15.9%                 19.9%         16.3%                 19.7%
                                                             ----------            ----------    ----------            ----------

Loss before income taxes                                           (2.4%)                (8.6)%        (2.6)%                (6.3)%

Provision (benefit) for income taxes                                0.1%                 (0.3)%         0.1%                 (0.2)%
                                                             ----------            ----------    ----------            ----------

Net loss                                                           (2.5%)                (8.3)%        (2.7)%                (6.1)%
                                                             ==========            ==========    ==========            ==========


                                                                  PERCENT INCREASE (DECREASE)

                                                             QTR 3 2001         NINE MONTHS 2001
                                                          OVER QTR 3 2000   OVER NINE MONTHS 2000
                                                          ---------------   ---------------------
Revenues:

    Equipment outsourcing                                      16.3%                 18.4%
    Sales of supplies and equipment, and other                  8.0%                  2.6%

       Total revenues                                          15.3%                 16.6%

Costs of equipment outsourcing and sales:

    Cost of equipment outsourcing                              28.8%                 26.1%
    Movable medical equipment depreciation                     13.1%                 17.2%
    Cost of supplies and equipment sales                       (6.2)%               (11.4)%

       Total costs of equipment outsourcing and sales          17.5%                 16.9%


Gross profit                                                   12.7%                 16.1%

Selling, general and administrative

    Selling, general and administrative,
       excluding additional retirement benefits                 4.4%                  8.9%
    Additional retirement benefits including
       $1.2 million of non-cash stock compensation               NM                    NM
         Total selling, general and administrative              4.4%                 14.8%

Operating income                                               38.1%                 19.3%

Interest expense                                               (7.3)%                (3.2)%

Loss before income taxes                                         NM                    NM

Provision (benefit) for income taxes                             NM                    NM

Net loss                                                         NM                    NM

                        UNIVERSAL HOSPITAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  -------------------------------
                                                                                     2001                 2000
                                                                                  ----------           ----------
Cash flows from operating activities:
        Net loss                                                                  $   (2,435)          $   (4,748)
        Adjustments to reconcile net loss to net
              cash provided by operating activities:
              Depreciation                                                            20,529               17,428
              Amortization                                                             2,839                3,145
              Accretion of bond discount                                                 397                  397
              Provision for doubtful accounts                                          1,219                  897
              Non-cash stock-based compensation expense
                 upon issuance of stock options                                        1,327
              Loss on sales/disposal of equipment                                        399                  351
              Deferred income taxes                                                                          (164)
              Changes in operating assets and liabilities, net of impact of acquisitions:
                    Accounts receivable                                               (2,299)                 849
                    Inventories and other operating assets                               126                  352
                    Accounts payable and accrued expenses                             (3,470)                 669
                                                                                  ----------           ----------
              Net cash provided by operating activities                               18,632               19,176
                                                                                  ----------           ----------

Cash flows from investing activities:
        Movable medical equipment purchases                                          (22,846)             (23,112)
        Property and office equipment purchases                                       (1,356)              (1,341)
        Proceeds from disposition of movable medical equipment                           619                  403
        Other                                                                             33                  203
                                                                                  ----------           ----------
              Net cash used in investing activities                                  (23,550)             (23,847)
                                                                                  ----------           ----------

Cash flows from financing activities:
        Proceeds under loan agreements                                                45,250               36,600
        Payments under loan agreements                                               (40,505)             (30,430)
        Repurchase of common stock                                                        (7)                 (55)
        Payment of deferred financing cost                                              (194)
        Payment of deferred offering cost                                               (607)
        Proceeds from issuance of common stock, net of offering costs                     94                  148
        Change in book overdraft                                                         887               (1,592)
                                                                                  ----------           ----------
              Net cash provided by financing activities                                4,918                4,671
                                                                                  ----------           ----------

Net change in cash and cash equivalents                                           $       --           $       --
                                                                                  ==========           ==========

Supplemental cash flow information:
              Interest paid                                                       $   18,730           $   18,033
                                                                                  ==========           ==========
              Movable medical equipment purchases in accounts payable             $    5,639           $    3,323
                                                                                  ==========           ==========
              Income taxes received                                               $       71           $       26
                                                                                  ==========           ==========
              Movable medical equipment additions                                 $   25,510           $   23,662
                                                                                  ==========           ==========